Independent Auditors' Consent



To the Shareholders and Board of Directors of High Income Opportunity Fund Inc.:

We consent to the use of our report dated November
15, 1997, for the High Income Opportunity Fund Inc.
incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" and "Experts" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information.




	KPMG
Peat Marwick LLP


New York, New York
January 26, 1998